Exhibit 10.16

First Amendment and Waiver

to

Credit Agreement and Security Agreement

This First Amendment (herein, the “First Amendment” or “First Amendment and Waiver to Credit Agreement”) to Credit Agreement (hereinafter defined) and Security Agreement (hereinafter defined) is effective as of January 4, 2016 by and between THE FEMALE HEALTH COMPANY, a Wisconsin corporation (“Borrower”) and BMO HARRIS BANK N.A., a national banking association (the “Lender”).

Recitals

A.The Borrower and Lender heretofore executed and delivered that certain Credit Agreement dated as of December 29, 2015 (the “Credit Agreement”).

B.The Borrower heretofore executed and delivered to the Lender that certain General Security Agreement dated as of December 29, 2015 (the “Security Agreement”) and certain other Collateral Documents, including without limitation the Pledge Agreement, to secure the Obligations.

C.The Borrower has requested that Lender waive and amend certain conditions subsequent to the Credit Agreement, and amend and restate Schedule A to the Security Agreement, and the Lender is willing to do so under the terms and conditions set forth in this First Amendment.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Amendments.
1.1 Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:
1.1.1. Section 4.3 of the Credit Agreement is hereby amended by deleting subsection (a) thereof in its entirety and substituting therefor the following:

“(a) As soon as reasonably practicable, but in no event later than thirty (30) days after the Closing Date, Borrower shall deliver to the Bank: (i) the original stock certificate evidencing Borrower’s shares in The Female Health Company Limited, a company organized under the laws of the United Kingdom pledged to the Bank pursuant to the Pledge Agreement; and (ii) a true and correct copy of all filed stamped UCC termination statements evidencing the due termination of all liens against Borrower and/or Borrower’s assets.”

1.1.2. Section 4.3 of the Credit Agreement is hereby amended by deleting subsection (c) thereof in its entirety and substituting therefor the following:

“(c) Reserved.”

1.2. Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Security Agreement shall be and hereby is amended as follows:

1.2.1. Schedule A of the Security Agreement is hereby amended and restated in its entirety by replacing and substituting therefor Schedule A (Amended and Restated) attached hereto and made a part hereof.

Section 2.	Conditions Precedent.

The effectiveness of this First Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1

Lender shall have received each of the following, in each case, (i) executed by all applicable parties, (ii) dated a date satisfactory to Lender, and (iii) in form and substance satisfactory to Lender:

(a) This First Amendment duly executed by the Borrower; and

(b) Copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this First Amendment to the extent the Lender or its counsel may reasonably request.

2.2 Lender shall have received payment of the following fees, all of which shall be deemed fully earned upon receipt thereof: (a) Payment of outstanding attorneys’ fees and costs pursuant to Section 9.10 of the Credit Agreement and incurred relating to the preparation, negotiation, execution and delivery of this First Amendment and other post-closing matters.

2.3 Legal matters incident to the execution and delivery of this First Amendment shall be satisfactory to the Lender and its counsel.
Section 3.	Representations.

3.1 In order to induce the Lender to execute and deliver this First Amendment, Borrower (with respect to itself and its Subsidiaries) hereby represents to the Lender that as of the date hereof (a) the representations and warranties set forth in Section 5 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 5.5 shall be deemed to refer to the most recent financial statements of the Parents and its Subsidiaries delivered to the Lender) and (b) the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this First Amendment.

3.2 Borrower has full right and authority to enter into this First Amendment and to perform all of its obligations hereunder.  This First Amendment delivered by Borrower has been duly authorized, executed, and delivered and constitute valid and binding obligations of Borrower enforceable against it in accordance with their terms.

3.3 Borrower hereby represents and warrants that the corporate certificate executed on behalf of each of them, as required under and delivered in connection with the Credit Agreement, and all exhibits thereto, including Borrower’s bylaws, certificates of formation or articles of organization, and all other corporate governance documents shall be and remain true and correct as of the date hereof.

Section 4.	Miscellaneous.

4.1 Borrower hereby acknowledges and agrees that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement, as amended hereby; and the Collateral Documents and the rights and remedies of the Lender thereunder, the obligations of Borrower thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this First Amendment.

4.2 Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific First Amendment need not be made in the Credit Agreement, the Security Agreement, the Pledge Agreement, the Note, the Loan Documents, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.3 The Borrower agrees to pay on demand all costs and expenses of or incurred by the Lenders and/or Lender in connection with the negotiation, preparation, execution and delivery of this First Amendment, including the fees and expenses of counsel for the Lenders and/or Lender, which have not been included and paid pursuant to Section 2.2(a) hereof.

4.4 This First Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this First Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of executed counterparts of this First Amendment by telecopy shall be effective as an original. This First Amendment shall be governed by the internal laws of the State of Illinois.

4.5 For value received, including without limitation, the agreements of Lender in this First Amendment, Borrower hereby releases the Lender, and each of its current and former shareholders, directors, officers, agents, employees, attorneys, consultants, and professional advisors (collectively, the “Released Parties”) of and from any and all demands, actions, causes of action, suits, controversies, acts and omissions, liabilities, and other claims of every kind or nature whatsoever, both in law and in equity, known or unknown, which Borrower has or ever had against the Released Parties, including, without limitation, those arising out of the existing financing arrangements between Borrower and Lender, and Borrower further acknowledges that, as of the date hereof, it does not have any counterclaim, set-off, or defense against the Released Parties, each of which Borrower hereby expressly waives.

4.6 Without in any way limiting any provision herein, the Credit Agreement, or any other Loan Document, Borrower hereby indemnifies and hold harmless the Released Parties from, and shall pay to Lender, on behalf of and for the benefit of itself, or on behalf of and for the benefit of Released Parties, or any one of them, as the case may be, the amount of, or reimburse the Released Parties for, any Loss that the Released Parties or any of them may suffer, sustain, or become subject to, as a result of, in connection with, or in any way relating to the pledge of the lost original stock certificate representing Borrower’s ownership of equity interests in The Female Health Company Limited pledged to Midland States Bank, as successor in interest to Heartland Bank, any replacement stock certificate issued in lieu therefor, and the pledge of such replacement stock certificate as Collateral for Borrower’s Obligations.  For the purposes of this Section 4.6,  "Loss" shall mean any cost, loss, liability, obligation, claim, cause of action, damage, deficiency, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses), fine, penalty, judgment, award, assessment, or diminution of value.

4.7 The recitals and all exhibits and schedules hereto constitute an integral part of this First Amendment, evidencing the intent of the parties in executing this First Amendment and describing the circumstances surrounding its execution.  Accordingly, the recitals, exhibits and schedules are, by this express reference, made a part of the covenants hereof, and this First Amendment shall be construed in the light thereof.  Except as otherwise provided in this First Amendment, capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

4.8 This First Amendment shall not be construed more strictly against the Lender than against the Borrower merely by virtue of the fact that the same has been prepared by counsel for the Lender, it being recognized that the Borrower and the Lender have contributed substantially and materially to the preparation of this First Amendment, and the Borrower and Lender each acknowledges and waives any claim contesting the existence and the adequacy of the consideration given by the other in entering into this First Amendment.  Each of the parties to this First Amendment represents that it has been advised by its respective counsel of the legal and practical effect of this First Amendment, and recognizes that it is executing and delivering this First Amendment, intending thereby to be legally bound by the terms and provisions thereof, of its own free will, without promises or threats or the exertion of duress upon it.  The signatories hereto state that they have read and understand this First Amendment, that they intend to be legally bound by it and that they expressly warrant and represent that they are duly authorized and empowered to execute it.

[SIGNATURE PAGE TO FOLLOW]

This First Amendment and Waiver to Credit Agreement is entered into as of the date and year first above written.

“Borrower”

THE FEMALE HEALTH COMPANY

By: /s/  Michele Greco

Name:  Michele Greco

Title:    Executive Vice President and

Chief Financial Officer

This First Amendment and Waiver to Credit Agreement is entered into as of the date and year first above written.

 “Lender”

BMO HARRIS BANK N.A.

By: /s/  Jaime Freeman

Name:   Jaime Freeman

Title:     Vice President